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                                                                    Exhibit 23.4

                          CONSENT OF DIRECTOR NOMINEE

I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of the initial public offering of common stock $0.001 par value per share of Quotesmith.com Inc. (the "Corporation") of my biographical information and the disclosure of my status as a director nominee of the Corporation.



                                               /s/ John McCartney
                                               ----------------------------
                                               John McCartney